EXECUTION COPY
BORGWARNER INC.

4.625% SENIOR NOTES DUE 2020

UNDERWRITING AGREEMENT

September 13, 2010

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

BorgWarner Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”) and for whom Morgan Stanley & Co. Incorporated is acting as  representative (the “Representative”), the principal amount of its 4.625% Senior Notes due 2020 set forth in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.  This Agreement, the Indenture and  the Securities are referred to herein collectively as the “Operative Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 4, 2008 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”

The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act),  including the documents, if any, incorporated by reference therein, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities (the first time when sales of the Securities are made is referred to as the “Time of Sale ”) in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, property, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for minority interests set forth in a schedule previously provided by the Company to the Underwriters) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and on the Closing Date will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each Operative Document will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under any Operative Document, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Time of Sale Prospectus and the Prospectus, and proceedings that would not have a Material Adverse Effect, or materially adversely affect the power or ability of the Company to perform its obligations under any Operative Document or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(r) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

(s) Deloitte & Touche LLP, who audited certain financial statements of the Company and its subsidiaries as of December 31, 2008 and for the years ended December 31, 2008 and December 31, 2007, were, and PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries as of December 31, 2009 and for the year ended December 31, 2009, and have audited the Company’s internal control over financial reporting as of December 31, 2009 and expressed an opinion on management’s assessment thereof, are, the independent registered public accounting firm for the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(t) The Company, in respect of itself and its subsidiaries, maintains a system of internal control over financial reporting (as such term is defined in Rule 13a- 15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting was effective as of December 31, 2009 and the Company is not aware of any material weaknesses in its internal control over financial reporting with respect to the Company and its subsidiaries.

(u) Except as disclosed in the Time of Sale Prospectus and in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting,

(v) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of June 30, 2010.

(w) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) (i)     Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S.  Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery.  Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the third business day thereafter, as may be designated by the Representative in writing.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date for the respective accounts of the several Underwriters. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule III hereto, and any material required to be filed by the Company pursuant to Rule 433 under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(d) The Underwriters shall have received on the Closing Date an opinion of Warner Norcross & Judd LLP, Grand Rapids, Michigan, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of the General Counsel or the Corporate Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

The opinion of counsel for the Company described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6. Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you  reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this

Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the date hereof occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form as set forth in Schedule III hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7. Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of the Underwriters and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination.  The Underwriters may terminate this Agreement, by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or

 (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non- defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

* ** * * * ** * * * *

Please confirm your agreement by signing a copy of this Underwriting Agreement in the space set forth below.

Very truly yours,

BORGWARNER INC.

By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Secretary

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Tittle: Executive Director

Acting on behalf of itself and the
several Underwriters named in Schedule II hereto

SCHEDULE I

Managers:	Morgan Stanley & Co. Incorporated
Managers authorized to release the lock up Section 6(k):	Morgan Stanley & Co. Incorporated
Managers authorized to appoint counsel Section 8(c):	Morgan Stanley & Co. Incorporated
Indenture:
Indenture dated as of September 23, 1999 between the Company and the Trustee, as supplemented by the Third Supplemental Indenture, to be dated as of September 16, 2010, between the Company and the Trustee

Trustee:	The Bank of New York Mellon Trust Company, N.A.
Registration Statement File No.:	Registration Statement on Form S-3 (No. 333-149539)
Time of Sale Prospectus:	Prospectus dated March 4, 2008 relating to the Shelf Securities
The preliminary prospectus supplement dated September 13, 2010 relating to the Securities Term Sheet dated September 13, 2010
Securities to be purchased:	4.625% Senior Notes due 2020
Aggregate Principal Amount of Securities:	$250,000,000
Purchase Price:	98.241% of the principal amount of the Securities, plus accrued interest, if any, from September 16, 2010
Maturity:	September 15, 2020
Interest Rate:	4.625% per annum, accruing from September 16, 2010
Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2011

Closing Date and Time:	September 16, 2010 10:00 a.m., New York City time
Closing Location:	Mayer Brown LLP 71 S. Wacker Dr. Chicago, IL 60606
Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk
with a copy to:
Mayer Brown LLP 71 S. Wacker Dr. Chicago, IL 60606 Attention: Edward Best, Esq.
Address for Notices to the Company:	BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326 Attention: General Counsel
with a copy to:
Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street NW Grand Rapids, MI 49503 Attention: Mark Wassink, Esq.

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	$137,500,000
Banc of America Securities LLC	40,000,000
Deutsche Bank Securities Inc.	32,500,000
Citigroup Global Markets Inc.	10,000,000
KeyBanc Capital Markets Inc.	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
Wells Fargo Securities, LLC	10,000,000
Total	$250,000,000

SCHEDULE III
Form of Final Term Sheet

Filed Pursuant to Rule 433
Registration No. 333-149539

Issuer Free Writing Prospectus dated September 13, 2010 relating to
Preliminary Prospectus Supplement dated September 13, 2010
(To Prospectus Dated March 4, 2008)

BorgWarner Inc.
$250,000,000
4.625% Senior Notes due 2020

Final Term Sheet

Issuer:	BorgWarner Inc.
Title of Securities:	4.625% Senior Notes due 2020
Trade Date:	September 13, 2010
Settlement Date (T+3):	September 16, 2010
Maturity Date:	September 15, 2020
Aggregate Principal Amount Offered:	$250,000,000
Price to Public (Issue Price):	98.991%
Benchmark Treasury:	2.625% US Treasury Notes due August 15, 2020
Benchmark Treasury Price and Yield:	98-28+; 2.753%
Spread to Benchmark Treasury:	200 basis points
Anticipated Ratings:*
Interest Rate:	4.625 per annum
Yield to Maturity:	4.753%
Interest Payment Dates:	Semi-annually on each March 15 and September 15, commencing on March 15, 2011
Record Dates:	March 1 and September 1
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Optional Redemption:	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at the treasury rate plus 30 basis points
Lead Manager:	Morgan Stanley & Co. Incorporated
Senior Co-Managers:	Banc of America Securities LLC Deutsche Bank Securities Inc.
Co-Managers:	Citigroup Global Markets Inc. KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
CUSIP/ISIN:	099724AG1/US099724AG17
*   None of these ratings is a recommendation to buy, sell or hold these securities.  Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Morgan Stanley at (866) 718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

EXHIBIT A

Form of Warner Norcross & Judd LLP Opinion

September __, 2010

Morgan Stanley & Co. Incorporated
As Representative of the several Underwriters
named in Schedule II to the Underwriting Agreement
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to BorgWarner Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”) dated September __, 2010 among the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), pursuant to which each of the Underwriters has agreed to purchase, severally, and the Company has agreed to sell $[250],000,000 aggregate principal amount of its [____%]Senior Notes Due __________, 2020 (the “Notes”).  The Notes will be issued pursuant to the provisions of the Indenture dated as of September 23, 1999 as supplemented (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (the “Trustee”).

This letter is being delivered to you pursuant to Section 5(d) of the Underwriting Agreement at the request of the Company.

As used in this letter, the term “Other Agreements” means all agreements or other instruments that continue to be in effect and binding upon the Company or any of its subsidiaries that are filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the term “Court Orders” means all judgments, orders, and decrees of which we are aware of governmental bodies, agencies, or courts having jurisdiction over the Company or any subsidiary. Other terms used in this letter that are defined in the Underwriting Agreement have the meanings assigned to them in the Underwriting Agreement.  References in this letter to “the best of our knowledge,” “awareness,” or similar references mean the actual knowledge of facts or other information by those lawyers in our firm who are actively involved in representing the Company  without any investigation except as set forth in this letter.

In rendering the opinions set forth in this letter, we have relied, to the extent we deem appropriate, upon oral advice of the Staff of the Commission and, as to matters of fact, upon certificates of the Company or its officers and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries and upon the representations and warranties of the Company contained in the Underwriting Agreement.

We did not participate in the preparation of the Registration Statement or the documents incorporated by reference in the prospectus included in the Registration Statement, but we have reviewed the Registration Statement and documents filed under the Exchange Act subsequent to December 31, 2009 which are incorporated by reference in the Registration Statement.

For purposes of the opinions set forth in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such copies and EDGAR documents.

The law covered by the opinions expressed in this letter is limited to the federal law of the United States of America, the law of the State of Michigan, and the Delaware General Corporation Law.  To the extent that any document referenced in this opinion, (including but not limited to the Underwriting Agreement, the Time of Sale Prospectus and the Notes), or any Other Agreement, is governed by the laws of a jurisdiction other than Michigan, we are giving this opinion as if the document provides for and is governed by the internal laws of the State of Michigan.

Based on and subject to the foregoing and the qualifications and limitations set forth elsewhere in this letter, we are of the opinion that:

1.           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and, based solely on good standing certificates issued by the relevant governmental authorities, is duly qualified to transact business as a foreign corporation and is in good standing in the States of Illinois and Michigan.

2.           Each of the Company's subsidiaries listed below has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and, based solely on good standing certificates issued by the relevant governmental authorities, is duly qualified to transact business as a foreign corporation and is in good standing in the states shown below:

(A)           BorgWarner Morse TEC Inc. (qualified in New York);

(B)           BorgWarner Emissions Systems Inc. (qualified in Arkansas, Illinois, and Mississippi);

(C)           BorgWarner Turbo Systems Inc. (qualified in Michigan, North Carolina, and Texas);

(D)           BorgWarner Transmission Systems Inc. (qualified in Illinois and Michigan);

(E)           BorgWarner TorqTransfer Systems Inc. (qualified in Indiana, Michigan, South Carolina, and Texas); and

(F)           BorgWarner Thermal Systems Inc. (qualified in Indiana, Michigan, and North Carolina).

3.           The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

4.           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms.

5.           The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms and will be entitled to the benefits of the Indenture.

6.           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, and the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, any Other Agreement, or, to the best of our knowledge, any Court Order. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, or the Notes, except such as may be required by the securities or blue sky laws of the various states or the bylaws and rules and regulations of the Financial Industry Regulatory Authority (as to which we express no opinion) in connection with the offer and sale of the Notes.

7.           To the extent that they constitute matters of law, summaries of legal matters or legal conclusions, the statements relating to legal matters, documents, or proceedings included in (a) the Time of Sale Prospectus and the Prospectus under the captions “Description of the Senior Notes” insofar as relevant to the offering of the Notes and “Underwriting,” (b) the Basic Prospectus under the captions “Description of Debt Securities” and “Underwriters,” and (c) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents, or proceedings.

8.           The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.           The statements set forth in the Prospectus under the heading “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

Our opinions in the subsequent paragraph of this letter (except for subparagraph (A)(1)) are based upon our participation as counsel to the Company in the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference), and upon our review of the Registration Statement, Time of Sale Prospectus and Prospectus (including the documents filed under the Securities Exchange Act of 1934 subsequent to December 31, 2009 which are incorporated by reference into them) and our participation in conferences with officers and other representatives of the Company, the representatives of the Underwriters, counsel for the Underwriters, and the Company’s independent public accountants, at which conferences the contents of the Registration Statement, Time of Sale Prospectus and Prospectus (including the documents incorporated by reference into each of them) and related matters were reviewed and discussed.  We have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, Time of Sale Prospectus or Prospectus (or in the documents incorporated by reference into of them) other than as set forth in paragraphs 1 through 9 of this letter. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, Time of Sale Prospectus, and Prospectus (and of the documents incorporated by reference into of them) involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above: (A) in our opinion (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (B) nothing came to our attention that caused us to believe that (1) any part of the Registration Statement, when such part became effective (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which we express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration

Statement that constitutes the Form T-1, as to which we express no belief), as of its most recent effective date with respect to the Underwriters pursuant to, and within the meaning of, Rule 430(B)(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no belief) as of the Time of Sale or as amended or supplemented, if applicable, as of the date of this letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or (4) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no belief) as of its date or, as amended or supplemented, if applicable, as of the date of this letter, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

The foregoing opinions are subject to the following qualifications and limitations:

A.           Our opinions deal only with the specific legal issues explicitly addressed herein and do not address any other matters.

B.           This letter speaks only as of its date. We undertake no obligation to advise you (or any third party) of changes of law or fact that occur after the date hereof even though the change may affect the legal conclusions in this letter.

C.           We are not providing you with any legal or other analysis beyond that expressly set forth in this letter, such as the broader guidance and counsel that we might provide to our own client.

D.           No one other than you is entitled to rely on opinions and confirmations contained in this opinion letter, and you may rely on them only  for the purpose contemplated by the Underwriting Agreement. Without our prior written consent, this opinion letter may not be used or relied on by you or any other person for any other purpose whatsoever.

E.           Our opinions with respect to enforceability in paragraphs 4 and 5 above are subject to limitations imposed by the effect of general applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws and by the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

Very truly yours,

EXHIBIT B

Form of In-House Counsel Opinion

September __, 2010

Morgan Stanley & Co. Incorporated
As Representative of the several Underwriters
named in Schedule II to the Underwriting Agreement
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re: BorgWarner Inc.

                      Issuance of its [____] % Senior Notes Due [______] 2012

(the  “Debt Offering”)

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of BorgWarner Inc., a Delaware corporation (the “Company”), and, in such capacity, have advised the Company in connection with the Debt Offering.  This opinion is delivered to you as contemplated by Section 5(e) of that certain Underwriting Agreement dated September ___, 2010 between Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule II thereto, and the Company (the “Underwriting Agreement”).  All terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement. All references to the Time of Sale Prospectus and the Prospectus shall include the documents incorporated by reference therein.

I have reviewed (i) an executed copy of the Underwriting Agreement, (ii) an executed copy of the Indenture, (iii) an executed copy of the global note representing the Securities, (iv) the Registration Statement, (v) the Time of Sale Prospectus and (vi) the Prospectus.  I, or attorneys acting under my supervision and control, have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

I am a member of the Bar of the States of Ohio, Illinois and Michigan.  I call your attention to the fact that, in rendering this opinion, I am expressing my view as to the laws of the States of Ohio, Illinois and Michigan, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, I am of the following opinions:

(i)
the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii)
each subsidiary of the Company listed below has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect:

(A)           BorgWarner Morse TEC Inc.;

(B)           BorgWarner Emissions Systems Inc.;

(C)           BorgWarner Turbo Systems Inc.;

(D)           BorgWarner Transmission Systems Inc.;

(E)           BorgWarner TorqTransfer Systems Inc.; and

(F)           BorgWarner Thermal Systems Inc.

(iii)
the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or, to the best of my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities; and

(iv)
after due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

The foregoing opinions are subject to the following qualifications and limitations:

A.           My opinions deal only with the specific legal issues explicitly addressed herein and do not address any other matters.

B.           This letter speaks only as of its date.  I undertake no obligation to advise you (or any third party) of changes of law or fact that occur after the date hereof even though the change may affect the legal conclusions in this letter.

C.           No one other than you is entitled to rely on opinions and confirmations contained in this opinion letter, and you may rely on them only for the purpose contemplated by the Underwriting Agreement.  Without my prior written consent, this opinion letter may not be used or relied on by you or any other person for any other purpose whatsoever.

Very truly yours,

/s/ John J. Gasparovic, Esq.
John J. Gasparovic, Esq.